UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2013

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (d)

As noted in Item 5.07 of this Form 8-K, at the 2013 Annual Meeting of Stockholders of Hess Corporation (the “Company”) held on May 16, 2013 (such meeting, the “2013 Annual Meeting”), the Company’s stockholders elected each of the Company’s five director nominees – Mr. John Krenicki, Jr., Dr. Kevin Meyers, Mr. Fredric G. Reynolds, Mr. William G. Schrader and Dr. Mark Williams – to serve as a member of the Company’s board of directors (the “Board”) for a three-year term or until his successor has been elected or appointed.  As previously announced, prior to the 2013 Annual Meeting, the Company and Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”) entered into an agreement, dated as of May 16, 2013 (the “Agreement”) pursuant to which, among other things, Elliott irrevocably withdrew its nomination of its director candidates for election at the 2013 Annual Meeting and agreed to support the Company’s five nominees.  The Company agreed to appoint to the Board three of the director candidates that had been nominated by Elliott following the election of all five of the Company’s nominees.

            In connection with the Agreement, each of Mr. Samuel W. Bodman, Mr. Craig G. Matthews, and Mr. Ernst von Metzsch (the “Resigning Directors”) retired from the Board, effective upon the election of the Company’s five director nominees.  The Resigning Directors’ decision to resign did not involve any disagreement with the Company, the management of the Company or the Board.  Each of the Resigning Directors was a member of the class of directors whose term expires at the 2015 annual meeting of stockholders.

            Pursuant to the Agreement, the Board appointed Mr. Rodney F. Chase, Mr. Harvey Golub, and Mr. David McManus (the “Specified Directors”) to the Board, following the election of the Company’s nominees, as members of the class of directors whose term expires at the 2015 annual meeting of stockholders to fill the vacancies created by the Resigning Directors.  The Agreement further provides that two of the Specified Directors will promptly join the Corporate Governance and Nominating Committee (which shall number five persons in size) and that one of the Specified Directors will promptly join each of the Compensation and Management Development Committee and the Audit Committee.  The Company also agreed that appointments to other board committees will be recommended by the Corporate Governance and Nominating Committee.  Per Elliott’s request, the Company has also agreed to take appropriate action prior to the 2016 annual meeting of stockholders to ensure that the Company’s director retirement age policy does not automatically disqualify Mr. Harvey Golub from being re-nominated solely on account of his age.

            In addition, the Agreement provides that, until the time that any director nominee nominated by the Board fails to win election or re-election, in the event the term of office of Mr. Rodney F. Chase, Mr. Harvey Golub, or Mr. David McManus were to end prior to the 2016 annual meeting of stockholders, then with respect to each annual meeting of stockholders, prior to the 2016 annual meeting, at which the election of directors is neither contested nor subject to a “withhold campaign,” the Company has agreed to include such candidates in its slate of nominees for election as director at such annual meeting, and Elliott has agreed to vote at such annual meeting(s) all of its shares of Company common stock in favor of the election of Mr. John Krenicki, Jr., Mr. Jim Quigley, Dr. Kevin Meyers, Mr. Fredric G. Reynolds, Mr. William G. Schrader and Dr. Mark Williams (or, as applicable, in favor of the Company’s replacement candidates).

            The Agreement also provides that, in the event that Mr. Rodney F. Chase, Mr. Harvey Golub, or Mr. David McManus is unable or unwilling to serve as a director of the Company (other than on account of failure to be elected or re-elected) prior to the end of their term, Elliott may have a qualified, independent replacement candidate appointed to the Board. Specifically, under such circumstances, Elliott may select another qualified candidate who is unaffiliated with Elliott and its affiliates or associates, qualifies as “independent” under the applicable rules of the SEC, NYSE and under the Company’s corporate governance guidelines and is reasonably acceptable to the Corporate Governance and Nominating Committee of the Board as a replacement candidate, and the Company would appoint such replacement candidate to replace such director on the Board.

            The Agreement as a whole terminates at the earlier of the (i) 2016 annual meeting of stockholders or (ii) the time at which any director candidate nominated by the Board fails to win election or re-election due to a contested election.

            The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  On May 16, 2013, the Company issued a press release announcing the signing of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            As noted in Item 5.07 of this Current Report on Form 8-K, at the 2013 Annual Meeting, the Company’s stockholders approved amendments to the Company’s Restated Certificate of Incorporation which provide for the declassification of the Board beginning at the 2014 annual meeting of stockholders (the “Charter Amendments”).  A certificate of amendment to the Restated Certificate of Incorporation reflecting the Charter Amendments was filed with the Secretary of State of the State of Delaware and became effective on May 22, 2013 and is attached hereto as Exhibit 3.1.  Corresponding amendments to the Company’s By-Laws (the “By-Laws”) were also approved by the Company’s stockholders at the 2013 Annual Meeting and are reflected in the amended and restated By-Laws (the “Amended By-Laws”) attached hereto as Exhibit 3.2, which Amended By-Laws are currently in effect.

            In addition to the declassification-related amendments, the Board also amended the By-Laws to provide for the separation of the positions of Chairman of the Board and Chief Executive Officer and to allow for a non-executive Chairman of the Board.  These amendments are reflected in the Amended By-Laws attached hereto as Exhibit 3.2.

            Additionally, in conjunction with the Company’s separation of the positions of Chairman of the Board and Chief Executive Officer, Dr. Mark Williams was appointed to serve as the independent Chairman of the Board; Mr. John B. Hess, Chief Executive Officer, resigned as Chairman and will continue as a director of the Board.

            The foregoing descriptions of the Charter Amendments and the Amended By-Laws are qualified in their entirety by the full text of the Charter Amendments and the Amended By-Laws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and incorporated by reference herein.

            Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting held on May 16, 2013, the Company’s stockholders voted on the following six proposals:

1.   The election of five director nominees to serve as members of the Board for the ensuing three-year term or until his successor has been elected or appointed (Proposal 1);

2.   The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2);

3.   The approval (on an advisory basis) of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting (the “Proxy Statement”) pursuant to the compensation disclosure rules of the SEC (Proposal 3);

4.   The approval of an amendment to the Company’s Restated Certificate of Incorporation and By-Laws to declassify the Board (Proposal 4);

5.   A stockholder proposal recommending that the Board take action to implement a simple majority vote standard (Proposal 5); and

6.   A stockholder proposal recommending that the Company provide a report regarding political contributions (Proposal 6).

Two additional matters scheduled to be voted upon at the 2013 Annual Meeting and described in the Proxy Statement were (i) a stockholder proposal recommending that the Board adopt a policy requiring an independent chairman and (ii) a stockholder proposal recommending that the Company repeal any provision or amendment of the By-Laws adopted without stockholder approval after February 2, 2011 and prior to the 2013 Annual Meeting.  Prior to the 2013 Annual Meeting, the stockholder proponents agreed to withdraw their respective proposals and the proposals were not included in the matters voted upon at the 2013 Annual Meeting.  Pursuant to the Agreement described in Item 5.02, Elliott withdrew its nominations of director candidates.  As noted in Item 5.02, a press release describing the Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

A preliminary voting report was produced by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the 2013 Annual Meeting, certifying the following results.  These results are only preliminary and are subject to change.  The Company will file an amendment to this Current Report on Form 8-K to disclose the final results within four business days after they are known.

The preliminary voting totals were as follows (the Company has been advised that there were no broker non-votes for any of the proposals):

Proposal 1 – Election of Directors. Each of the following five director nominees were elected by a majority of votes as directors for the ensuing term or until his successor has been elected or appointed:  John Krenicki, Jr., Dr. Kevin Meyers, Fredric Reynolds, William Schrader, and Dr. Mark Williams.

The preliminary voting results from the 2013 Annual Meeting as reported by IVS are provided below.

Name	For (see Note 1)	Withheld
John Krenicki, Jr.	135,282,170 (see Note 1)	2,369,213
Dr. Kevin Meyers	133,742,777 (see Note 1)	3,908,606
Fredric Reynolds	135,096,517 (see Note 1)	2,554,866
William Schrader	133,898,612 (see Note 1)	3,752,771
Dr. Mark Williams	133,792,740 (see Note 1)	3,858,643

Note 1:  Had Elliott voted its shares of common stock in favor of the Company’s director nominees, as agreed under the Agreement, prior to the closing of the polls, the vote count “FOR” each Company nominee would have increased by approximately 15,500,000 (the number of shares of Common Stock that Elliott represented in the Agreement as being beneficially owned by the Elliott).

Proposal 2 – Ratification of Independent Auditors.  The stockholders ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
277,990,242	3,772,170	823,805

Proposal 3 – Advisory Vote on Executive Compensation.  The stockholders approved (on an advisory basis) the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC.

For (see Note 2)	Against (see Note 2)	Abstain
198,138,486 (see Note 2)	79,438,627 (see Note 2)	4,764,415

Note 2:  Had Elliott voted its shares of common stock in favor of the “say-on-pay” proposal, as agreed under the Agreement, prior to the closing of the polls, the vote  count “FOR” the advisory vote on executive compensation would have increased by approximately 15,500,000 (the number of shares of Common Stock that Elliott represented in the Agreement as being beneficially owned by the Elliott) and the vote count “AGAINST” such advisory vote would have decreased by the same amount.

Proposal 4 –  Declassification of the Board.  The stockholders approved the proposed amendments to the Company’s Restated Certificate of Incorporation and By-Laws to declassify the board of directors.

For	Against	Abstain
278,699,996	2,518,252	1,123,278

Proposal 5 – Stockholder Proposal Recommending a Simple Majority Vote Standard.  The stockholders approved the stockholder proposal recommending that the Board take action to implement a simple majority vote standard.

For	Against	Abstain
235,827,853	45,196,469	1,317,206

Proposal 6 – Stockholder Proposal Regarding Political Report.  The stockholders approved the stockholder proposal recommending that the Company provide a report regarding political contributions.

For	Against	Abstain
114,575,163	134,486,056	33,280,312

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Hess Corporation, dated May 22, 2013.
3.2	By-Laws of Hess Corporation.
99.1	Agreement by and among Hess Corporation, Elliott Associates, L.P. and Elliott International, L.P., dated as of May 16, 2013.
99.2	Press Release of Hess Corporation, dated May 16, 2013 (incorporated by reference to the Company’s Definitive Additional Materials on Schedule 14A filed on May 16, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013

HESS CORPORATION

	By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel